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                                                                     Exhibit 1.1
                                                                  Execution Copy


                   FORD CREDIT FLOORPLAN MASTER OWNER TRUST A

                 SERIES 2006-4 FLOATING RATE ASSET BACKED NOTES

                        FORD CREDIT FLOORPLAN CORPORATION

                                       AND

                            FORD CREDIT FLOORPLAN LLC

                                  (DEPOSITORS)

                             UNDERWRITING AGREEMENT

                                                              New York, New York
                                                                   June 21, 2006

Each of the Underwriters party to
this agreement, as an Underwriter and as a Representative of the other Underwriters named in the Terms Annex

Ladies and Gentlemen:

     1. Introduction. Each of Ford Credit Floorplan Corporation, a Delaware corporation, ("FCF Corp" or a "Depositor")) and Ford Credit Floorplan LLC, a Delaware limited liability company ("FCF LLC" or a "Depositor" and, together with FCF Corp, the "Depositors"), propose to sell the notes (the "Notes") described in the Terms Annex (the "Terms Annex") that is attached as Annex A and incorporated into and made part of this agreement (this agreement including the Terms Annex, this "Agreement") through the representatives (the "Representatives") of the underwriters signing this Agreement (the "Underwriters").

          The Notes will be issued by Ford Credit Floorplan Master Owner Trust A, a Delaware statutory trust (the "Issuer" or the "Trust") established under a trust agreement (the "Trust Agreement") between the Depositors, The Bank of New York, as owner trustee (the "Owner Trustee"), and The Bank of New York (Delaware), as Delaware trustee (the "Delaware Trustee"), and will be secured by a revolving pool of receivables arising in connection with the purchase and financing by various motor vehicle dealers of their new and used car and light truck inventory and the Related Security and certain monies due thereunder on or after the Series Cutoff Date identified in the Terms Annex. The assets of the Issuer also include an Interest in Other Floorplan Assets comprised of a participation interest in a pool of Receivables existing outside of the Issuer. References herein to the Receivables include the Receivables held by the Issuer both directly and indirectly through any participation interest.

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          The Receivables arising from the purchase by dealers of
Ford-manufactured or -distributed vehicles ("In-Transit Receivables") will be or have been sold by Ford Motor Company, a Delaware corporation ("Ford"), to Ford Motor Credit Company, a Delaware corporation ("Ford Credit"), pursuant to an amended and restated sale and assignment agreement between Ford and Ford Credit dated as of June 1, 2001 (the "Sale and Assignment Agreement"). All Receivables have been or will be sold by Ford Credit to the Depositors pursuant to separate receivables purchase agreements between Ford Credit and FCF Corp and between Ford Credit and FCF LLC, each as further described in the Terms Annex, and in turn transferred by each Depositor to the Issuer and serviced for the Issuer by Ford Credit (in such capacity, the "Servicer") pursuant to a transfer and servicing agreement, each as further described in the Terms Annex. The Notes will be issued in an aggregate principal amount of $2,250,000,000. The Notes will be issued pursuant to an indenture, dated as of August 1, 2001 (the "Base Indenture"), between the Issuer and JPMorgan Chase Bank, N.A., as indenture trustee (the "Indenture Trustee"), as supplemented by the Series 2006-4 supplement to the Base Indenture, to be dated as of June 1, 2006 (the "Indenture Supplement"), between the Issuer and the Indenture Trustee. The Base Indenture and the Indenture Supplement are collectively referred to as the "Indenture." Payments in respect of the Class B Notes, to the extent specified in the Indenture, are subordinated to the rights of the holders of the Class A Notes.

          Ford Credit has agreed to provide notices and perform on behalf of the Issuer certain other administrative obligations required of the Issuer by the Transfer and Servicing Agreements, the Base Indenture and each indenture supplement for each series of Notes issued by the Issuer pursuant to an amended and restated administration agreement dated as of December 19, 2002 (the "Administration Agreement"), among Ford Credit, as administrator (in such capacity, the "Administrator"), the Indenture Trustee and the Issuer.

          The Sale and Assignment Agreement, the Receivables Purchase Agreements, the Transfer and Servicing Agreements, the Indenture, the Trust Agreement and the Administration Agreement are referred to herein, collectively, as the "Basic Documents." This Underwriting Agreement, the indemnification agreement dated June 21, 2006 (the "Indemnification Agreement"), among Ford Credit and the Representatives and the Basic Documents are collectively called the "Transaction Documents". Capitalized terms used herein and not otherwise defined have the meanings given them in the Transaction Documents.

          The Depositors have prepared and filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations of the Commission under the Securities Act (the "Rules and Regulations"), a registration statement on Form S-3 (having the registration number stated in the Terms Annex), including a form of prospectus and all amendments that are required as of the date of this Agreement relating to the Notes and the offering of notes from time to time in accordance with Rule 415 under the Securities Act. The registration statement, as amended, has been declared effective by the


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Commission. Such registration statement, as amended at the time of effectiveness, including all material incorporated by reference therein, is referred to in this Agreement as the "Registration Statement." The Depositors also have filed with, or will file with, the Commission pursuant to Rule 424(b) ("Rule 424(b)") under the Securities Act a prospectus supplement relating to the Notes (the "Prospectus Supplement"). The prospectus relating to the Notes in the form first required to be filed to satisfy the condition set forth in Rule 172(c) under the Securities Act is referred to as the "Base Prospectus", and the Base Prospectus as supplemented by the Prospectus Supplement required to be filed to satisfy the condition set forth in Rule 172(c) under the Securities Act is referred to as the "Prospectus." Any reference in this Agreement to the Registration Statement, any preliminary prospectus used in connection with the offering of the Notes described in the Terms Annex (the "Preliminary Prospectus") or the Prospectus will be deemed to refer to and include any exhibits thereto and any documents incorporated by reference therein, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or Prospectus, as the case may be.

          At or prior to the time that the Underwriters first sold the Notes to investors, which time will be specified in the Terms Annex (such time, the "Time of Sale"), the Depositors had prepared the Preliminary Prospectus and the information (including any "free-writing prospectus," as defined pursuant to Rule 405 under the Securities Act (a "Free Writing Prospectus")) listed in the Terms Annex under "Time of Sale Information" (collectively, the "Time of Sale Information"). If, subsequent to the date of this Agreement, the Depositors and the Representatives determine that such information included an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Representatives advise the Depositors that they have reformed the purchase contracts with investors of the Notes, then the "Time of Sale" shall refer to the time of entry into the first reformed purchase contract and "Time of Sale Information" will refer to the information available to purchasers at the time of entry into the first reformed purchase contract (but prior to the Closing
Date), including any information that corrects such material misstatements or omissions (such new information, the "Corrective Information") and the Terms Annex will be deemed to be amended to include such Corrective Information in the Time of Sale Information. Notwithstanding the foregoing, for the purposes of the Indemnification Agreement and Section 7 hereof, in the event that an investor elects not to reform its purchase contract, "Time of Sale" shall refer to the time of entry into such purchase contract and "Time of Sale Information" with respect to Notes to be purchased by such investor shall refer to information available to such purchaser at the time of entry into such purchase contract.

     2. Representations and Warranties of the Depositors. Each Depositor represents and warrants to and agrees with the Underwriters that, as of the date of this Agreement:

          (a) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been


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issued by the Commission and no proceeding for that purpose has been instituted or, to the knowledge of the Depositors, threatened by the Commission, and the Registration Statement and the Prospectus and any amendment thereto, at the time the Registration Statement became effective, and as of the Time of Sale, complied, and as of the date of the Prospectus Supplement will comply, in all material respects with the Securities Act and the Registration Statement did not at the time the Registration Statement became effective or as of the Time of Sale, and will not on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and on the date of this Agreement, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to a Depositor in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto; and the conditions to the use by the Depositors of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus. When the Indenture is executed by all the parties to the Indenture, it will conform in all material respects with the Trust Indenture Act of 1939, as amended (the "TIA") and at all times thereafter will be duly qualified under the TIA.

          (b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Depositors by an Underwriter through the Representatives expressly for use in such Time of Sale Information; provided that if subsequent to the Time of Sale but prior to or on the Closing Date the Depositors and the Representatives determine that the Time of Sale Information included an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, for purposes of this paragraph as it refers to the Closing Date, Time of Sale Information shall include any Corrective Information provided to the Representatives or Underwriters by the Depositors in accordance with Section 5(c).

          (c) Trust Free Writing Prospectus. Other than the Preliminary Prospectus and the Prospectus, the Depositors (including their respective agents and representatives other than the Underwriters in their capacity as such) have not


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prepared or authorized, and will not prepare or authorize any "written communication" (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes other than the documents, if any, listed as a Trust Free Writing Prospectus (each, a "Trust Free Writing Prospectus") under "Time of Sale Information" in the Terms Annex. Each such Trust Free Writing Prospectus complied in all material respects with the Securities Act, has been filed in accordance with Section 8 (to the extent required by Rule 433 under the Securities Act) and, when taken together with the Preliminary Prospectus, such Trust Free Writing Prospectus, did not at the Time of Sale, and at the Closing Date will not, contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to a Depositor by an Underwriter through the Representatives expressly for use in such Trust Free Writing Prospectus.

          (d) Documents Incorporated by Reference. The information and documents incorporated by reference in the Preliminary Prospectus and the Prospectus, regardless of whether it is deemed a part thereof under the Rules and Regulations, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the Rules and Regulations thereunder (collectively, the "Exchange Act"); and any further information and documents so filed and incorporated by reference in the Preliminary Prospectus and the Prospectus, regardless of whether it is deemed a part thereof under the Rules and Regulations, when such information and documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the Rules and Regulations thereunder.

          (e) Organization and Qualification. FCF Corp is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware. FCF Corp is qualified as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires such qualification, license or approval, unless the failure to obtain such qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on FCF Corp's ability to perform its obligations under the Transaction Documents to which it is a party. FCF LLC is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware. FCF LLC is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires such qualification, license or approval, unless the failure to obtain such qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on FCF LLC's ability to perform its obligations under the Transaction Documents to which it is a party.


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          (f) No Conflicts and No Violation. The consummation of the transactions contemplated by the Transaction Documents to which such Depositor is a party and the fulfillment of the terms of the Transaction Documents to which such Depositor is a party will not (i) conflict with or result in a breach of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument under which such Depositor is a debtor or guarantor, (ii) result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of such Depositor pursuant to the terms of any such indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument (other than the lien pursuant to the related Transfer and Servicing Agreement), (iii) violate the Certificate of Formation, Certificate of Incorporation, Limited Liability Company Agreement or Bylaws, as applicable, or (iv) violate any law or, to such Depositor's knowledge, any order, rule or regulation applicable to such Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over such Depositor or its properties, in each case which conflict, breach, default, lien, or violation would reasonably be expected to have a material adverse effect on such Depositor's ability to perform its obligations under the Transaction Documents to which it is a party.

          (g) Power, Authorization and Enforceability. Such Depositor has the power and authority to execute, deliver and perform the terms of each of the Transaction Documents to which it is a party. Such Depositor has authorized the execution, delivery and performance of the terms of this Agreement and on the Closing Date, the other Transaction Documents to which such Depositor will be a party will have been duly authorized, executed and delivered by such Depositor. Each of the Transaction Documents to which such Depositor will be a party is the legal, valid and binding obligation of such Depositor enforceable against such Depositor, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors' rights generally or by general equitable principles.

          (h) Conformity of Transaction Documents. The Transaction Documents will conform to their descriptions in the Preliminary Prospectus and the Prospectus in all material respects.

          (i) Enforceability of Notes. On the Closing Date, the Notes will have been duly executed, issued and delivered, and when authenticated by the Indenture Trustee and paid for by the Underwriters in accordance with this Agreement, will constitute valid and binding obligations of the Trust entitled to the benefits provided by the Indenture.

          (j) Representations and Warranties in the Basic Documents. The representations and warranties of such Depositor in the Basic Documents to which it will be a party will be true and correct in all material respects as of the date specified.


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          (k) Ineligible Issuer. Neither Depositor is, and on the date on which the first bona fide offer of the Notes is made will be, an "ineligible issuer", as defined in Rule 405 under the Securities Act.

     3. Purchase, Sale, and Delivery of the Notes. On the Closing Date, on the basis of the representations, warranties and agreements contained in this Agreement, but subject to the terms and conditions set forth in this Agreement, the Depositors agree to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Depositors, the respective principal amounts of the Notes set forth opposite such Underwriter's name in the Terms Annex. The Notes will be purchased by the Underwriters at the purchase prices set forth in the Terms Annex.

          Payment of the Notes will be made to the Depositors or to their order by wire transfer of immediately available funds at 10:00 a.m., New York City time, on the closing date specified in the Terms Annex (the "Closing Date") or at such other time not later than seven (7) full Business Days after such specified closing date as the Representatives and the Depositor may determine.

     4. Offering by Underwriters. The Depositors understand that the Underwriters intend to offer the Notes for sale to the public (which may include selected dealers) upon the terms set forth in the Prospectus.

     5. Covenants of the Depositors. Each Depositor covenants and agrees with the Underwriters:

          (a) Preparation of Offering Documents. Immediately following the execution of this Agreement, to prepare the Prospectus Supplement setting forth such information from the Terms Annex and such other information as the Depositors deem appropriate.

          (b) Filing of Prospectus and any Trust Free Writing Prospectus. If required, to transmit the Prospectus to the Commission within the applicable time period prescribed for such filings under the Rules and Regulations by a means reasonably calculated to result in a timely filing with the Commission pursuant to Rule 424(b) and subject to Section 8, file any Trust Free Writing Prospectuses to the extent required by Rule 433 under the Securities Act.

          (c) Delivery of Proposed Amendment or Supplement. Prior to the Closing Date, to furnish the Representatives with a copy of any proposed amendment or supplement to the Registration Statement or the Prospectus and to give the Representatives reasonable opportunity to review such amendment or supplement before it is filed and to provide any final Corrective Information to the Representatives or such Underwriter at a time prior to the new Time of Sale reasonably calculated to allow such Underwriter to provide such Corrective Information to each investor at least 24 hours prior to the new Time of Sale.


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          (d) Notice to the Representatives. Prior to the Closing Date, to
advise the Representatives promptly (i) when any amendment to the Registration Statement or supplement to the Prospectus is filed or becomes effective, (ii) of any request by the Commission for any amendment to the Registration Statement or any supplement to the Prospectus, (iii) of any stop order issued by the Commission suspending the effectiveness of the Registration Statement or the initiation or threat of any proceeding for that purpose, and (iv) of the receipt of any notification with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threat of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to promptly use its best efforts to obtain its withdrawal.

          (e) Blue Sky Compliance. To endeavor to qualify the Notes for offer and sale under the securities laws of such states as the Representatives may reasonably request and to continue such qualifications in effect so long as necessary under such laws for the distribution of such Notes, provided that neither Depositor will be required to qualify as a foreign limited liability company or corporation to do business, or to file a general consent to service of process in any jurisdiction, and provided further that the expense of maintaining any such qualification more than one year from the Closing Date with respect to the Notes will be at the Representatives' expense.

          (f) Delivery of Prospectus. To furnish the Underwriters with copies of the Prospectus as amended or supplemented in such quantities as the Representatives may reasonably request prior to the Closing Date. If the delivery of a prospectus or offering document is required by law in connection with sales of any Notes in the six-month period following the Closing Date, and either (i) an event has occurred as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it is necessary during such same period to amend or supplement the Prospectus as amended or supplemented, to notify the Representatives and to prepare and furnish to the Representatives as the Representatives may from time to time reasonably request an amendment or a supplement to the Prospectus that will correct such statement or omission or effect such compliance. If an Underwriter is required by law to deliver a prospectus or other offering document in connection with sales of any Notes at any time six months or more after the Closing Date, upon the Representatives' request, but at the expense of such Underwriter, the Depositor will prepare and deliver to such Underwriter as many copies as the Representatives may reasonably request of an amended or supplemented prospectus or offering document complying with the Securities Act.

          (g) Earnings Statement. To make generally available to Noteholders as soon as practicable, but in any event no later than eighteen months after the Closing Date, an earnings statement for the Trust complying with Rule 158


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under the Securities Act and covering a period of at least twelve consecutive months beginning after the Closing Date; provided that this covenant may be satisfied by posting the monthly investor report for the Trust on a publicly available website.

          (h) Payment of Costs and Expenses. To pay or cause to be paid the following costs and expenses incident to the performance of its obligations hereunder: (i) the Commission's filing fees with respect to the Notes; (ii) all fees of any rating agencies rating the Notes; (iii) all fees and expenses of the Indenture Trustee, the Delaware Trustee and the Owner Trustee; (iv) all reasonable fees and expenses of counsel to the Indenture Trustee; (v) all reasonable fees and expenses of counsel to the Owner Trustee; (vi) all reasonable fees and expenses of counsel to the Delaware Trustee; (vii) all fees and expenses of the independent accountants relating to the letter referred to in Section 6(a); (viii) all fees and expenses of accountants incurred in connection with the delivery of any accountants' or auditors' reports required pursuant to the Indenture or the Transfer and Servicing Agreement; (ix) the cost of printing any preliminary and final prospectuses provided to investors (including any amendments and supplements thereto required within six months from the Closing Date pursuant to Section 5(f)) relating to the Notes and the Registration Statement; and (x) any other fees and expenses incurred in connection with the performance of its obligations hereunder.

          (i) Underwriters' Costs and Expenses. The Underwriters will pay the following costs and expenses incident to the performance of their obligations under this Agreement: (i) all Blue Sky fees and expenses as well as reasonable fees and expenses of counsel in connection with state securities law qualifications and any legal investment surveys; and (ii) the reasonable fees and expenses of counsel to the Underwriters. Except as provided in this subsection (i) and Section 10, the Underwriters will pay all their own costs and expenses, including the cost of printing any agreement among underwriters, transfer taxes on resale of the Notes by the Underwriters, and any advertising expenses in connection with any offers that the Underwriters may make.

          (j) Delivery of Reports. From the date of this Agreement until the retirement of the Notes, or until such time as the Representatives advise the Depositors that the Underwriters have ceased to maintain a secondary market in the Notes, whichever occurs first, to deliver to the Representatives upon request to the extent not otherwise available from any publicly available source copies of: (i) the annual statement of compliance, the Servicer's report on its assessment of compliance with the minimum servicing criteria and the related attestation report delivered pursuant to Article III of the Transfer and Servicing Agreements, (ii) each certificate and the annual statements of compliance delivered to the Indenture Trustee pursuant to Article III of the Indenture, (iii) each material amendment to any Basic Document and (iv) each monthly investor report for the Trust.

          (k) Computer Records. On or before the Closing Date, to cause Ford Credit's computer records relating to the Receivables contained in any Accounts


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designated to the Issuer by such Depositor to be marked to show the Issuer's absolute ownership of the Receivables, and from and after the Closing Date neither such Depositor or nor the Servicer will take any action inconsistent with the Issuer's ownership of such Receivables other than as permitted by the related Transfer and Servicing Agreement.

          (l) Cooperation with Rating Agencies. If the ratings provided with respect to the Notes by the rating agency or agencies that initially rate the Notes are conditional upon the furnishing of documents or the taking of any other actions by the Depositors, the Depositors will furnish such documents and take any such other actions.

     6. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties of the Depositors in this Agreement, to the accuracy of the statements of officers of the Depositors and Ford Credit made pursuant to the provisions of this Agreement, to the performance by the Depositors of their respective obligations under this Agreement and to the following additional conditions precedent:

          (a) Accountants' Letter. On or prior to the Time of Sale and on or prior to the Closing Date, PricewaterhouseCoopers LLP (or other independent accountants reasonably acceptable to the Representatives) will have furnished to the Representatives a letter, substantially in the form and substance of the draft to which the Representatives previously agreed, concerning information in the Preliminary Prospectus and the final Prospectus.

          (b) Registration Compliance; No Stop Order. The Prospectus and each Trust Free Writing Prospectus will have been timely filed with the Commission under the Securities Act (in the case of an Trust Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with
Section 5(b) of this Agreement; and, as of the Closing Date, no stop order will have been issued suspending the effectiveness of the Registration Statement or any post-effective amendment, and no proceedings for such purpose will be pending before or, to the knowledge of either Depositor, threatened by the Commission.

          (c) Officer's Certificates as to Representations and Warranties. The Representatives will have received an officer's certificate dated the Closing Date of the Chairman of the Board, the President, an Executive Vice President, a Vice President, the Treasurer or any Assistant Treasurer of:

               (i) Ford Credit, in which such officer will state that, to his or her knowledge after reasonable investigation, the representations and warranties of the Servicer contained in each Transfer and Servicing Agreement and of Ford Credit contained in each Receivables Purchase Agreement are true and correct in all material respects and that Ford Credit has complied with all agreements and


                                       10
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     satisfied all conditions to be performed by it or satisfied by it under such agreements in all material respects.

               (ii) Each Depositor, in which such officer will state that, to his or her knowledge after reasonable investigation, the representations and warranties of such Depositor contained in the Trust Agreement, the related Transfer and Servicing Agreement and the related Receivables Purchase Agreement are true and correct in all material respects, and that such Depositor has complied with all agreements and satisfied all conditions to be performed by it or satisfied by it under such agreements in all material respects.

          (d) Officer's Certificates as to Conditions Precedent. The Representatives will have received as of the Closing Date an officer's certificate signed by the Chairman of the Board, the President, an Executive Vice President, a Vice President, the Treasurer or the Assistant Treasurer of each Depositor representing and warranting that the representations and warranties of such Depositor in this Agreement are true and correct in all material respects, and that such Depositor has complied with all agreements and satisfied all conditions to be performed by it or satisfied by it under this Agreement in all material respects.

          (e) No Material Adverse Change. Since the applicable date as of which information is given in the Preliminary Prospectus, as amended or supplemented, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly (i) the business or assets of either Depositor, or any material adverse change in the financial position or results of operations of either Depositor or (ii) the business or assets of Ford Credit and its subsidiaries considered as a whole, or any material adverse change in the financial position or results of operations of Ford Credit and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Preliminary Prospectus, which in any case makes it impracticable or inadvisable in the Representatives' reasonable judgment to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus.

          (f) Market Out. Subsequent to the execution and delivery of this Agreement,

               (i) (A) there shall not have occurred a declaration of a general moratorium on commercial banking activities by either the Federal or New York State authorities or a material disruption in the securities settlement or clearance systems in the United States, which moratorium or disruption remains in effect and which, in the Representatives' reasonable judgment, substantially impairs the Underwriters' ability to settle the transaction; provided that the exercise of such judgment will take into account the availability of alternative means for settlement and the likely duration of such moratorium or disruption with the understanding that if


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     the Commission or with respect to a banking moratorium, the Board of
     Governors of the Federal Reserve System or New York State banking authority, as applicable, has unequivocally stated prior to the Closing Date that the resumption of such systems will occur within three (3) Business Days of the scheduled Closing Date for the Notes, the ability to settle the transaction will not be deemed to be substantially impaired and
     (B) the United States shall not have become engaged in hostilities which have resulted in the declaration of a national emergency or a declaration of war, which makes it impracticable or inadvisable, in the Representatives' reasonable judgment, to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented; and

               (ii) there shall not have occurred (A) any suspension or limitation on trading in securities generally on the New York Stock Exchange or the National Association of Securities Dealers National Market system, or any setting of minimum prices for trading on such exchange or market system, (B) any suspension of trading of any securities of Ford Motor Company on any exchange or in the over-the-counter market or (C) any material outbreak or material escalation of hostilities involving the engagement of armed conflict in which the United States is involved or (D) any material adverse change in the general economic, political, legal, tax, regulatory or financial conditions or currency exchange rates in the United States (whether resulting from events within or outside the United States) which, in the Representatives' view has caused a substantial deterioration in the price and/or value of the Notes, that in the case of clause (A),
     (B), (C) or (D), in the mutual reasonable determination of the Representatives and Ford Credit, the effect of any such event or circumstance makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented.

          (g) Depositor Opinions. Joseph P. Topolski, Esq., Assistant Secretary of and counsel to the Depositors, or other counsel satisfactory to the Representatives in their reasonable judgment, will have furnished to the Representatives, his written opinion, dated as of the Closing Date, in form satisfactory to the Representatives and counsel to the Underwriters in their reasonable judgment, to the effect that:

               (i) FCF Corp is validly existing and in good standing as a corporation under the Delaware General Corporation Law. FCF Corp is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its properties requires such qualification, unless the failure to obtain such qualification would not reasonably be expected to have a material adverse effect on the ability of FCF Corp to perform its obligations under the Transaction Documents to which it is a party.

               (ii) FCF LLC is validly existing and in good standing as a limited liability company under the Delaware Limited Liability Company Act. FCF Corp is duly qualified to transact business is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its properties requires such qualification, unless the failure to obtain such qualification would not reasonably be expected to have a material adverse effect on the ability of FCF LLC to perform its obligations under the Transaction Documents to which it is a party.

               (iii) FCF Corp has the corporate power and authority to execute, deliver and perform all its obligations under the Transaction Documents to which it is a party under the Delaware General Corporation Law. FCF Corp has duly authorized the execution and delivery of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby by all requisite action under the Delaware General Corporation Law. FCF Corp has duly executed and delivered each of the Transaction Documents to which it is a party under the Delaware General Corporation Law.

               (iv) FCF LLC has the limited liability company power and authority to execute, deliver and perform all its obligations under the Transaction Documents to which it is a party under the Delaware Limited Liability Company Act. FCF LLC has duly authorized the execution and delivery of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby by all requisite action under the Delaware Limited Liability Company Act. FCF LLC has duly executed and delivered each of the Transaction Documents to which it is a party under the Delaware Limited Liability Company Act.

               (v) The execution and delivery by FCF Corp and FCF LLC of each of the Transaction Documents to which it is a party and the consummation by FCF Corp and FCF LLC of the transactions contemplated thereby, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance, other than pursuant to the Transaction Documents, upon any of the properties or assets of FCF Corp or FCF LLC pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument known to me under which FCF Corp or FCF LLC is a debtor or guarantor, nor will such action conflict with or violate the provisions of the Certificate of Incorporation or the Bylaws of FCF Corp or the Certificate of Formation or Limited Liability Company of FCF LLC.

               (vi) Such counsel does not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus that is not filed or incorporated by reference or described as required.

               (vii) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against FCF Corp or FCF LLC, or to which its/their respective properties are subject, (i) seeking any determination or ruling that could reasonably be expected to have a material adverse effect on the ability of FCF Corp or FCF LLC to enter into or perform their respective obligations under any of the Transaction Documents to which they are parties, or (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by the Transaction Documents, or to adversely affect the characterization of the Notes as indebtedness for U.S. federal income tax purposes.

               (viii) Immediately prior to the sale or assignment of the Receivables and the Related Security by FCF Corp and FCF LLC to the Trust, FCF Corp and FCF LLC, as applicable, owned the Receivables and the Related Security free and clear of any lien, security interest or charge. The assignment of the Receivables and the Related Security, all documents and instruments relating thereto and all proceeds thereof to the Trust pursuant to the Transfer and Servicing Agreements vests in the Trust all interests that were purported to be conveyed thereby, free and clear or any lien, security interest or charge, except as specifically permitted pursuant to the Transfer and Servicing Agreements or other Transaction Documents.

               (ix) No consent, approval, authorization or order of any United States federal or Michigan State court or governmental agency or body, which has not been obtained or taken and is not in full force and effect, is required for the consummation of the transactions contemplated by the Transaction Documents.

               (x) Neither the issuance or sale of the Notes, nor the execution and delivery by FCF Corp or FCF LLC of the Transaction Documents to which they are a party, nor the consummation of any of the other transactions contemplated in the Transaction Documents to which they are a party will contravene the terms of any material provision of any United States federal or Michigan State statute, order or regulation applicable to FCF Corp or FCF LLC, as the case may be, or the Delaware General Corporation Law or Delaware Limited Liability Company Act, as applicable, unless such contravention would not reasonably be expected to have a material adverse effect on the ability of FCF Corp or FCF LLC to enter into or perform its obligations under the Transaction Documents, or have a material adverse effect on the validity or enforceability of the Transaction Documents.

     Such opinion may be made subject to the qualifications that the enforceability of the terms of the Transaction Documents and the Notes may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (h) Ford Credit Opinions. Joseph P. Topolski, Esq., Assistant Secretary of and counsel to Ford Credit, or other counsel satisfactory to the Representatives in their reasonable judgment, will have furnished to the Representatives his written opinion, dated as of the Closing Date, in form satisfactory to the Representatives and counsel to the Underwriters in their reasonable judgment, to the effect that:

               (i) Ford Credit is validly existing and in good standing as a corporation under the Delaware General Corporation Law. Ford Credit is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its properties requires such qualification, unless the failure to obtain such qualification would not reasonably be expected to have a material adverse effect on the ability of Ford Credit to perform its obligations under the Transaction Documents to which it is a party.

               (ii) Ford Credit has the corporate power and authority to execute, deliver and perform all its obligations under the Transaction Documents to which it is a party under the Delaware General Corporation Law. Ford Credit has duly authorized the execution and delivery of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby by all requisite corporate action under the Delaware General Corporation Law. Ford Credit has duly executed and delivered each of the Transaction Documents to which it is a party under the Delaware General Corporation Law.

               (iii) The execution and delivery by Ford Credit of each of the Transaction Documents to which it is a party and the consummation by Ford Credit of the transactions contemplated thereby, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default (in each case material to Ford Credit and its subsidiaries considered as a whole) under, or result in the creation or imposition of any lien, charge or encumbrance (in each case material to Ford Credit and its subsidiaries considered as a whole), other than pursuant to the Transaction Documents, upon any of the properties or assets of Ford Credit pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument known to me under which Ford Credit is a debtor or guarantor, nor will such action conflict with or violate any of the provisions of the Certificate of Incorporation or the By-Laws of Ford Credit.

               (iv) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against Ford Credit or to which its properties are subject, (i) seeking any determination or ruling that could reasonably be expected to have a material adverse effect on the ability of Ford Credit to enter into or perform its obligations under any of the Transaction Documents to which it is a party or have a material adverse effect on the validity and enforceability of any of the Transaction Documents to which it is a party, or (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by the Transaction Documents, or to adversely affect the characterization of the Notes as indebtedness for U.S. federal income tax purposes.

               (v) The statements in the Preliminary Prospectus and the Prospectus under the caption "Material Legal Aspects of the Receivables", to the extent they constitute matters of the law or legal conclusions, are correct in all material respects.

               (vi) Immediately prior to the sale of the Receivables by Ford Credit to FCF Corp and FCF LLC, Ford Credit owned the Receivables free and clear of any lien, security interest or charge. Ford Credit has duly and validly assigned each Receivable to FCF Corp or FCF LLC, as applicable.

               (vii) No consent, approval, authorization or order of any United States federal or Michigan State court or governmental agency or body, which has not been obtained or taken and is not in full force and effect, is required for the consummation of the transactions contemplated by the Transaction Documents.

               (viii) Neither the issuance or sale of the Notes, nor the execution and delivery by Ford Credit of the Notes or the Transaction Documents to which it is a party, nor the consummation of any of the other transactions contemplated in the Transaction Documents to which it is a party will contravene the terms of any material provision of any United States federal or Michigan State statute, order or regulation applicable to Ford Credit, or the Delaware General Corporation Law, unless such contravention would not reasonably be expected to have a material adverse effect on the ability of Ford Credit to enter into or perform its obligations under the Transaction Documents, or have a material adverse effect on the validity or enforceability of the Transaction Documents.

          (i) Ford Opinions. Peter J. Sherry, Jr., Secretary and Associate General Counsel of Ford, or other counsel satisfactory to the Representatives in their reasonable judgment, will have furnished to the Representatives his written opinion, dated as of the Closing Date, in form satisfactory to the Representatives and counsel to the Underwriters in their reasonable judgment, to the effect that:

               (i) Ford is validly existing and in good standing as a corporation under the Delaware General Corporation Law. Ford is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification, unless the failure to obtain such qualification would not reasonably be expected to have a material adverse effect on the ability of Ford to perform its obligations under the Sale and Assignment Agreement.

               (ii) Ford has the corporate power and authority to execute, deliver and perform all its obligations under the Sale and Assignment Agreement under the Delaware General Corporation Law. The execution and delivery of the Sale and Assignment Agreement and the consummation of the transaction contemplated thereby have been duly authorized by all requisite action on the part of Ford under the Delaware General Corporation Law. The Sale and Assignment Agreement has been duly executed and delivered by Ford under the Delaware General Corporation Law.

               (iii) The execution and delivery by Ford of the Sale and Assignment Agreement, and the consummation of the transactions contemplated thereby, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default (in each case material to Ford and its subsidiaries considered as a whole) under, or result in the creation or imposition of any lien, charge or encumbrance (in each case material to Ford and its subsidiaries considered as a whole), other than pursuant to the Sale and Assignment Agreement, upon any of the properties or assets of Ford pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument known to me under which Ford is a debtor or guarantor, nor will such action conflict with or violate any of the provisions of the Certificate of Incorporation or the By-Laws of Ford.

               (iv) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against Ford or to which any property of Ford is subject, (i) seeking any determination or ruling that could reasonably be expected to have a material adverse effect on the ability of Ford to enter into or perform its obligations under the Sale and Assignment Agreement or have a material adverse effect on the validity and enforceability of the Sale and Assignment Agreement or (ii) seeking to prevent the consummation of any of the transactions contemplated by the Sale and Assignment Agreement.

               (v) Immediately prior to the sale of the In-Transit Receivables by Ford to Ford Credit, Ford owned the In-Transit Receivables free and clear of any lien, security interest or charge. Ford has duly and validly assigned each In-Transit Receivable to Ford Credit.

               (vi) No consent, approval, authorization or order of any United States federal or Michigan State court or governmental agency or body, which has not been obtained or taken and is not in full force and effect, is required for the consummation of the transactions contemplated by the Sale and Assignment Agreement.

               (vii) Neither the execution and delivery by Ford of the Sale and Assignment Agreement nor the consummation of the transactions contemplated thereby will contravene the terms of any material provision of any United States federal or Michigan State statute, order or regulation applicable to Ford or the Delaware General Corporation Law, unless such contravention would not reasonably be expected to have a material adverse effect on the ability of Ford to enter into or perform its obligations under the Sale and Assignment Agreement, or have a material adverse effect on the validity or enforceability of the Sale and Assignment Agreement.

          (j) Bankruptcy Opinions. Dewey Ballantine LLP, or other counsel satisfactory to the Representatives in their reasonable judgment, will have furnished their written opinion, dated the Closing Date, with respect to the characterization of the transfer of the In-Transit Receivables by Ford to Ford Credit as a sale, the transfer of the Receivables by Ford Credit to the applicable Depositor as a sale, with respect to the characterization of the transfer of the Receivables from the Depositors to the Issuer, as well as certain related matters, to the nonconsolidation under the Bankruptcy Code of the assets and liabilities of the Depositors with the assets and liabilities of Ford Credit in the event that Ford Credit were to become the subject of a case under the Bankruptcy Code, and with respect to the security interest of the Trust in the Receivables, and such opinion will be in substantially the form previously discussed with the Representatives and Ford Credit and in any event satisfactory, in form satisfactory to the Representatives and counsel to the Underwriters in their reasonable judgment and to Ford Credit.

          (k) Delaware UCC Opinions. Richards, Layton & Finger P.A., special Delaware counsel, or such other counsel satisfactory to the Representatives in their reasonable judgment, will have furnished an opinion, dated the Closing Date, addressing such matters as the Representatives and their counsel may reasonably request regarding various Delaware UCC matters, in form satisfactory to the Representatives and counsel to the Underwriters in their reasonable judgment.

          (l) Tax and ERISA Opinions. Dewey Ballantine LLP, or other counsel satisfactory to the Representatives in their reasonable judgment, federal tax counsel to the Depositors, will have furnished their written opinion, dated as of the Closing Date, in form satisfactory to the Representatives and counsel to the Underwriters in their reasonable judgment, to the effect that:

               (i) The statements in the Registration Statement, Preliminary Prospectus and the Prospectus under the headings "Summary -- Tax Status,"

     "-- ERISA Considerations," "Material Federal Income Tax Consequences" and "ERISA Considerations," to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

               (ii) The Issuer will not be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes and the Class A and Class B Notes will be characterized as debt for United States federal income tax.

          (m) Legality Opinions. The Representatives will have received an opinion of Dewey Ballantine LLP, or other counsel satisfactory to the Representatives in their reasonable judgment, addressed to the Representatives, dated the Closing Date, with respect to the validity of the Notes and such other related matters as the Representatives, in their reasonable judgment, will require, in form satisfactory to the Representatives and counsel to the Underwriters in their reasonable judgment, and the Depositors shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (n) Negative Assurances. Dewey Ballantine LLP, or other counsel satisfactory to the Representatives in their reasonable judgment, special counsel to the Depositors and Ford Credit, will have stated that they have participated in conferences with representatives of the Depositors and Ford Credit and with Ford Credit's in-house counsel, and with the Representatives and their counsel, concerning the Registration Statement, the Preliminary Prospectus and the Prospectus and, although such counsel is not independently verifying the accuracy, completeness or fairness of such documents, confirms that on the basis of such information:

               (i) Each of the Registration Statement, as of its Effective Date, and the Preliminary Prospectus and the Prospectus, as of its date and the Closing Date, appeared on its face to be appropriately responsive in all material respects to the Securities Act and the Rules and Regulations (except that such counsel does not express any view as to financial statements, schedules or other financial or statistical information included or incorporated by reference therein or excluded therefrom or to the exhibits to the Registration Statement).

               (ii) No facts have come to such counsel's attention to cause such counsel to believe that the Time of Sale Information, considered as a whole, as of the Time of Sale, considered together with the statements in the Prospectus with respect to items dependent upon the pricing terms and delivery date of the Notes, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, as last amended or supplemented, as of their respective dates and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel does not express any view as to financial statements, schedules or other financial or statistical information included or incorporated by reference therein or excluded therefrom).

          (o) Owner Trustee Opinions. The Representatives will have received an opinion addressed to the Representatives, the Depositors and the Servicer of Emmet, Marvin & Martin LLP, counsel to the Owner Trustee, or other counsel satisfactory to the Representatives in their reasonable judgment, dated the Closing Date, in form satisfactory to the Representatives and counsel to the Underwriters in their reasonable judgment, to the effect that:

               (i) The Owner Trustee has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of New York.

               (ii) The Owner Trustee has all necessary power and authority to execute and deliver the Trust Agreement and the Certificate of Trust and to execute and deliver, on behalf of the Issuer, the Transfer and Servicing Agreements, the Indenture and the Administration Agreement. The Owner Trustee has all necessary power and authority to execute the Notes on behalf of the Issuer.

               (iii) Each of the Trust Agreement and the Certificate of Trust has been duly executed and delivered by the Owner Trustee and each of the Transfer and Servicing Agreements, the Indenture and the Administration Agreement has been duly executed and delivered by the Owner Trustee on behalf of the Issuer. Each of the Notes has been duly executed and delivered by the Owner Trustee on behalf of the Issuer.

               (iv) Neither the execution and delivery of the Trust Agreement and the Certificate of Trust by the Owner Trustee nor the execution and delivery of the Transfer and Servicing Agreements, the Indenture, the Administration Agreement and the Notes, on behalf of the Issuer, conflict with or result in a breach of or constitute a default under the Owner Trustee's organizational certificate or by-laws, any federal or New York State law, rule or regulation governing its banking or trust powers or, to the best of such counsel's knowledge, without independent investigation, any judgment or order applicable to the Owner Trustee or its acts, properties or, to the best of such counsel's knowledge, without independent investigation, any indenture, mortgage, contract or other agreement or instrument to which the Owner Trustee in its respective capacities is a party or by which it is bound.

               (v) Neither the execution and delivery by the Owner Trustee, on behalf of the Issuer, of the Transfer and Servicing Agreements, the Indenture, the Administration Agreement or the Notes nor the execution and delivery by the Owner Trustee of the Trust Agreement or the Certificate of Trust require the consent, authorization, order or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any governmental authority or agency under the laws of the State of New York or the federal laws of the United States governing the banking or trust powers of the Owner Trustee.

               (vi) To the best of such counsel's knowledge, without independent investigation, there are no actions or proceedings pending or threatened against the Owner Trustee in any court or before any governmental authority, arbitration board or tribunal of the State of New York which involve the Trust Agreement, the Certificate of Trust, the Transfer and Servicing Agreements, the Indenture, the Administration Agreement or the Notes or would question the right, power or authority of the Owner Trustee to enter into or perform its obligations under the Trust Agreement or the Certificate of Trust or to execute and deliver, on behalf of the Issuer, the Transfer and Servicing Agreements, the Indenture, the Administration Agreement or the Notes.

          (p) Delaware Trustee Opinions. The Representatives will have received an opinion addressed to the Representatives, the Depositors and the Servicer of Richards, Layton & Finger P.A., counsel to the Delaware Trustee, or other counsel satisfactory to the Representatives in their reasonable judgment, dated the Closing Date, in form satisfactory to the Representatives and counsel to the Underwriters in their reasonable judgment, to the effect that:

               (i) The Delaware Trustee is duly incorporated and validly existing as a banking corporation under the laws of the State of Delaware.

               (ii) The Delaware Trustee has the power and authority to execute, deliver and perform its obligations under the Trust Agreement.

               (iii) The Trust Agreement has been duly authorized, executed and delivered by the Delaware Trustee and constitutes a legal, valid and binding agreement of the Delaware Trustee, enforceable against the Delaware Trustee, in accordance with its terms.

               (iv) Neither the execution, delivery and performance by the Delaware Trustee of the Trust Agreement, nor the consummation by the Delaware Trustee of any of the transactions contemplated thereby, requires the consent, authorization, order or approval of, the giving of notice to, the registration with or the taking of any other action in respect of, any governmental authority or agency under the laws of the State of Delaware or any federal law of the United States governing the banking or trust powers of the Delaware Trustee, other than the filing of the Certificate of Trust with the Secretary of State (which Certificate of Trust has been duly filed).

               (v) Neither the execution, delivery and performance by the Delaware Trustee of the Trust Agreement, nor the consummation by the Delaware Trustee of any of the transactions contemplated thereby, (i) conflicts with or constitutes a breach of or default under the Certificate of Trust, the Trust Agreement, the certificate of incorporation or by-laws of the Delaware Trustee or, to the best of counsel's knowledge, without independent investigation, any agreement, indenture or other instrument to which the Delaware Trustee is a party or by which it or any of its properties may be bound or (ii) violates any law, governmental rule or regulation of the State of Delaware or any federal law of the United States of America governing the banking or trust powers of the Delaware Trustee, or, to the best of such counsel's knowledge, without independent investigation, any court decree applicable to the Delaware Trustee.

               (vi) To the best of such counsel's knowledge, without independent investigation, there are no actions or proceedings pending or threatened against the Delaware Trustee in any court or before any governmental authority, arbitration board or tribunal of the State of Delaware which involve the Trust Agreement or would question the right, power or authority of the Delaware Trustee to enter into or perform its obligations under the Trust Agreement.

               (vii) To the best of such counsel's knowledge, without independent investigation, there exist no liens, security interests or charges affecting any of the property of the Issuer resulting from acts or claims against the Delaware Trustee that are unrelated to the transactions contemplated by the Trust Agreement.

          (q) Issuer Opinions. The Representatives will have received an opinion addressed to the Representatives, the Depositors and the Servicer of Richards, Layton & Finger P.A., counsel to the Issuer, or other counsel satisfactory to the Representatives in their reasonable judgment, dated the Closing Date, in form satisfactory to the Representatives and counsel to the Underwriters in their reasonable judgment, to the effect that:

               (i) The Issuer has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. Section 3801 et seq. (the "Delaware Trust Act"), and has the power and authority under the Trust Agreement and the Delaware Trust Act to execute, deliver and perform its obligations under the Indenture, the Transfer and Servicing Agreements, the Administration Agreement and the Notes.

               (ii) The Trust Agreement is the legal, valid and binding agreement of the Depositors and the Owner Trustee, enforceable against the Depositors and the Owner Trustee, in accordance with its terms.

               (iii) The Issuer has the power and authority under the Trust Agreement and the Delaware Trust Act to Grant the Indenture Trust Estate to the Indenture Trustee pursuant to the Indenture.

               (iv) Each of the Indenture, the Transfer and Servicing Agreements, the Administration Agreement and the Notes has been duly authorized by the Issuer.

               (v) The issuance of the Transferor Interest has been duly authorized by the Issuer and the Transferor Interest, when executed and delivered to and paid for by the purchasers thereof in accordance with the Trust Agreement, will be validly issued and outstanding and entitled to the benefits of the Trust Agreement.

               (vi) Neither the execution, delivery and performance by the Issuer of the Indenture, the Transfer and Servicing Agreements, the Administration Agreement and the Notes, nor the consummation by the Issuer of any of the transactions contemplated thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any court, or governmental or regulatory authority or agency under the laws of the State of Delaware, except for the filing of the Certificate of Trust with the Secretary of State (which Certificate of Trust has been duly filed) and the filing of UCC financing statements pursuant to the Indenture.

               (vii) Neither the execution, delivery and performance by the Issuer of the Indenture, the Transfer and Servicing Agreements and the Administration Agreement, including the execution and delivery of such documents by the Owner Trustee on behalf of the Issuer, nor the consummation by the Issuer or the Owner Trustee on behalf of the Issuer of any of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Issuer or the Owner Trustee or, to the best of such counsel's knowledge, without independent investigation, any agreement, indenture, instrument, order, judgment or decree to which the Issuer or any of its property is subject.

               (viii) After due inquiry on the date specified in such opinion, limited to, and solely to the extent disclosed thereupon, court dockets for active cases of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, of the Superior Court of the State of Delaware in and for New Castle County, Delaware, and of the United States District Court sitting in the State of Delaware, such counsel is not aware of any legal or governmental proceeding pending against the Trust.

               (ix) Under the Delaware Trust Act, the Issuer constitutes a separate legal entity, separate and distinct from the holder of the Transferor

     Interest and any other entity and, insofar as the substantive law of the State of Delaware is applicable, the Issuer rather than the holder of the Transferor Interest will hold whatever title to such property as may be conveyed to it from time to time pursuant to the Trust Agreement and the Transfer and Servicing Agreements, except to the extent that such Issuer has taken action to dispose of or otherwise transfer or encumber any such property.

               (x) Except as otherwise provided in the Trust Agreement, under
     Section 3805(a) of the Delaware Trust Act, a holder of a Transferor Interest has no interest in specific statutory trust property.

               (xi) Under Section 3805(b) of the Delaware Trust Act, no creditor of any holder of a Transferor Interest shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Issuer except in accordance with the terms of the Trust Agreement.

               (xii) Under the Trust Agreement, the Owner Trustee has the authority to execute and deliver on behalf of the Issuer the Transaction Documents to which the Issuer is a party.

          (r) Indenture Trustee Opinions. The Representatives will have received an opinion addressed to the Representatives, the Depositors and the Servicer of Kelley Drye & Warren LLP, counsel to the Indenture Trustee, or other counsel satisfactory to the Representatives in their reasonable judgment, dated the Closing Date, in form satisfactory to the Representatives and counsel to the Underwriters in their reasonable judgment, to the effect that:

               (i) The Indenture Trustee has been duly organized and is validly existing in good standing as a national banking association under the laws of the United States.

               (ii) The Indenture Trustee has the corporate power and authority to enter into, and perform its obligations under, the Indenture and the Administration Agreement and has duly authorized, executed and delivered the Indenture and Administration Agreement. Assuming that each of the Indenture and Administration Agreement is the legal, valid, binding and enforceable obligation of the other party or parties thereto, each of the Indenture and the Administration Agreement constitutes the legal, valid and binding obligation of the Indenture Trustee enforceable against the Indenture Trustee in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, at law or in equity.

               (iii) The execution and delivery of the Indenture and the Administration Agreement and the performance by the Indenture Trustee of their respective terms do not conflict with, result in a breach or violation of, or constitute a default under, any of the terms, conditions or provisions of any law, governmental rule or regulation of the United States or the State of New York governing the banking or trust powers of the Indenture Trustee or the Certificate of Incorporation or By-laws of the Indenture Trustee or of any agreement, instrument, order, writ, judgment or decree known to such counsel to which the Indenture Trustee is a party or is subject.

               (iv) No approval, authorization or other action by, or filing with, any United States of America or State of New York governmental authority having jurisdiction over the banking or trust powers of the Indenture Trustee is required in connection with its execution and delivery of the Indenture or the Administration Agreement.

               (v) To such counsel's knowledge, with respect to the Indenture Trustee, there is no legal action, suit, proceeding or investigation before any court, agency or other governmental body pending or threatened against it which, either in one instance or in the aggregate, draws into question the validity of the Indenture or the Administration Agreement, seeks to prevent the consummation of any of the transactions contemplated by the Indenture or the Administration Agreement or would impair materially the ability of the Indenture Trustee to perform its obligations under the Indenture or the Administration Agreement.

               (vi) The Notes have been duly authenticated and delivered by the Indenture Trustee, as Trustee under the Indenture.

          (s) Closing Certificates. The Representatives will have received an officer's certificate dated the Closing Date of the Chairman of the Board, the President, an Executive Vice President, a Vice President, the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of each of Ford, Ford Credit, the Depositors and the Servicer in which such officers state that, to the best of their knowledge after reasonable investigation, the representations and warranties of Ford and Ford Credit contained in the Sale and Assignment Agreement, the representations and warranties of Ford Credit and the Depositors contained in the Receivables Purchase Agreements, the representations and warranties of the Depositors and the Servicer contained in the Transfer and Servicing Agreements and the representations and warranties of the Depositors contained in the Trust Agreement, as the case may be, are true and correct in all material respects, that Ford, Ford Credit, the Depositors or the Servicer, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date in all material respects.

          (t) Underwriters Counsel Opinion. The Representatives will have received an opinion addressed to the Representatives of McKee Nelson LLP, counsel to the Underwriters, or such other counsel satisfactory to the Representatives in their reasonable judgment, dated the Closing Date, with respect to the validity of the Notes and such other related matters as the Representatives require, in form satisfactory to the Representatives in their reasonable judgment, and the Depositor will have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (u) Ratings Letters. The Depositor will have received ratings letters that assign the ratings to the Notes specified in the Terms Annex.

          (v) Transaction Documents. Each Transaction Document will have been executed and delivered by the parties to such Transaction Document.

          (w) Consideration. At the Closing Date, the Notes will have been validly issued by the Trust and paid for by the Depositor.

     7. Indemnification and Contribution. (a) Each Depositor will indemnify and hold each Underwriter harmless against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, the Preliminary Prospectus, or any amendment or supplement to any of such documents or any Trust Free Writing Prospectus or the Time of Sale Information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that such Depositor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to either Depositor by any Underwriter through the Representatives specifically for use therein; and provided further, that such Depositor will not be liable to any Underwriter or any person controlling any Underwriter under the indemnity agreement in this subsection (a) with respect to any of such documents to the extent that any such loss, claim, damage or liability results from the fact that such Underwriter sold the Notes to a person to whom there was not sent or given, at or prior to the Time of Sale, a copy of the Preliminary Prospectus, the Time of Sale Information or the Prospectus, whichever is more recent, if the Depositor has previously furnished copies thereof to such Underwriter.

     The indemnity agreement in this subsection (a) will be in addition to any liability which each Depositor may otherwise have and will extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act.

          (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless each Depositor against any losses, claims, damages or liabilities to which such Depositor may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, the Preliminary Prospectus, or any amendment or supplement to any such documents, or any Free Writing Prospectus or the Time of Sale Information, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any of such documents (i) in reliance upon and in conformity with written information furnished to either Depositor by such Underwriter through the Representatives specifically for use therein or (ii) in an Underwriter Free Writing Prospectus prepared by such Underwriter and is not Issuer Information, and will reimburse any legal or other expenses reasonably incurred by such Depositor in connection with investigating or defending any such action or claim.

     The indemnity agreement in this subsection (b) will be in addition to any liability which each Underwriter may otherwise have and will extend, upon the same terms and conditions, to each person, if any, who controls either Depositor within the meaning of the Securities Act.

          (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) of written notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof, and in the event that such indemnified party does not so notify the indemnifying party within 30 days following receipt of any such notice by such indemnified party, the indemnifying party will have no further liability under such subsection to such indemnified party unless the indemnifying party has received other notice addressed and delivered in the manner provided in Section 12 hereof of the commencement of such action; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party in its reasonable judgment, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Depositors on the one hand and such Underwriter on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party will contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Depositors on the one hand and such Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Depositors on the one hand and such Underwriter on the other will be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositors bear to the total underwriting discounts and commissions received by such Underwriter, in each case as set forth in the table on the cover page of the Prospectus as amended or supplemented with respect to the Notes. The relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by either Depositor and its affiliates or by such Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission, including, with respect to such Underwriter, the extent to which such losses, claims, damages or liabilities (or actions in respect thereof) result from the fact that such Underwriter sold the Notes to a person to whom there was not sent or given, at or prior to the Time of Sale, a copy of the Preliminary Prospectus, the Time of Sale Information or the Prospectus, whichever is more recent, if either Depositor has previously furnished copies thereof to such Underwriter.

     Each Depositor and the Underwriters, severally and not jointly, agree that it would not be just and equitable if contribution pursuant to this subsection
(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter will be required to contribute any amount pursuant to this

Agreement and the Indemnification Agreement (collectively) in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public, exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of the Notes in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Notes as set forth in the Terms Annex and not joint.

     8. Free Writing Prospectuses; Delivery of Preliminary Prospectus

          (a) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act, no Underwriter will convey or deliver any written communication to any person in connection with the initial offering of the Notes unless such written communication (i) is made in reliance on Rule 134 under the Securities Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Securities Act or (iii) constitutes a Free Writing Prospectus.

          (b) Each Underwriter represents and agrees with the Depositor and Ford Credit that (i) it has not and will not prepare or use any Free Writing Prospectus (any Free Writing Prospectus prepared by or on behalf of an Underwriter is referred to as an "Underwriter Free Writing Prospectus") that contains any information other than (x) information included in the Preliminary Prospectus or to be included in the final Prospectus ("Issuer Information") or
(y) expected pricing parameters for the Notes and status of subscriptions or allocations for the Notes, unless otherwise agreed to by the Depositors, (ii) it will discuss with the Depositors and Ford Credit the information to be included, prior to its first use, in any Underwriter Free Writing Prospectus that includes pricing-related information (including class size, coupons or spread and price placed on Bloomberg screens) unless such pricing-related information was contained in an Underwriter Free Writing Prospectus previously discussed with the Depositors, and (iii) it will not use any "ABS informational and computational material," as defined in Item 1101(a) of Regulation AB under the Securities Act in reliance upon Rules 167 and 426 under the Securities Act. Each Underwriter will deliver to the Depositors any Underwriter Free Writing Prospectus required to be filed with the Commission (other than an Underwriter Free Writing Prospectus referred to in Section 8(f)) the Business Day prior to its first use (except as otherwise agreed by the Depositors), except that the Underwriters agree to provide an Underwriter Free Writing Prospectus with all final pricing information as soon as practicable on the day the Notes are priced.

          (c) Each Depositor represents and agrees with the Underwriters that is has not prepared any Free Writing Prospectuses other than any listed in the Terms Annex under "Trust Free Writing Prospectuses."

          (d) Each Underwriter represents and agrees with the Depositors and Ford Credit that each Underwriter Free Writing Prospectus prepared or used by such Underwriter, if any, when read in conjunction with the Time of Sale Information, will not, as of the date such Free Writing Prospectus was conveyed or delivered to any prospective purchaser of Notes, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that such Underwriter makes no representation to the extent such misstatements or omissions were the result of any inaccurate Issuer Information supplied by either Depositor or Ford Credit to the Representatives or such Underwriter, which information was not corrected by Corrective Information provided to the Representatives or Underwriters by the Depositors in accordance with Section 5(c).

          (e) The Depositors agree to file with the Commission when required under the Rules and Regulations the following:

               (i) the Preliminary Prospectus;

               (ii) each Trust Free Writing Prospectus required to be filed pursuant to Rule 433(d) under the Securities Act;

               (iii) any Underwriter Free Writing Prospectus required to be filed pursuant to Rule 433(d) under the Securities Act (other than an Underwriter Free Writing Prospectus required to be filed pursuant to Rule 433(d)(1)(ii) under the Securities Act), provided such Underwriter Free Writing Prospectus was delivered to the Depositor reasonably in advance of the time required to be filed pursuant to Rule 433(d) under the Securities Act; and

               (iv) any Free Writing Prospectus for which either Depositor or any person acting on its behalf provided, authorized and approved information that is prepared and published or disseminated by a person unaffiliated with the Depositors or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

          (f) Each Underwriter agrees to file with the Commission any Underwriter Free Writing Prospectus prepared by it when required to be filed under Rule 433(d)(1)(ii) under the Securities Act, and upon request, deliver a copy to the Depositors and Ford Credit.

          (g) Notwithstanding the provisions of Section 8(e) and Section 8(f), neither the Depositors nor any Underwriter will be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

          (h) Each Depositor and each Underwriter agrees that any Free Writing Prospectuses prepared by it will contain substantially the following legend:

     The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-8[xx-xxx-xxxx]

          (i) Each Depositor and each Underwriter agree to retain, for a period of three years, all Free Writing Prospectuses that they have used and that are not filed with the Commission in accordance with Rule 433 under the Securities Act.

          (j) Each Underwriter, severally and not jointly, represents and agrees
(i) that it did not enter into any contract of sale for any Notes prior to the Time of Sale and (ii) that it will, at any time that such Underwriter is acting as an "underwriter" (as defined in Section 2(a)(11) of the Securities Act) with respect to the Notes, convey the Preliminary Prospectus to each investor to whom Notes are sold by it during the period prior to the filing of the final Prospectus (as notified to the Underwriters by either Depositor), at or prior to the applicable time of any such contract of sale with respect to such investor.

          (k) Each Underwriter covenants with the Depositors and the Trust that after the final Prospectus is made available to such Underwriter it will not distribute any written information in connection with the offering of Notes to a prospective purchaser thereof during the ninety-day period (or such longer period as required by law) following the Closing Date unless such information is preceded or accompanied by the final Prospectus.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Depositors or the officers of the Depositors and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of any Underwriter, the Depositors or any of their respective representatives, officers or directors of any controlling person, and will survive delivery of and payment for the Notes.

     10. Failure to Purchase the Notes.

          (a) If the purchase of the Notes is not consummated because the circumstances described in Section 6(f) have occurred, then the Depositors will not have any liability to the Underwriters with respect to the Notes except as provided in Section 5(i) and Section 7; but if for any other reason but subject to subsection (b) below, the Notes are not delivered to the Underwriters as provided in this Agreement, the Depositors will be liable to reimburse the Underwriters, through the Representatives, for all out-of-pocket expenses, including counsel fees and disbursements reasonably incurred by the Underwriters in making preparations for the offering of the Notes, but the Depositors will not then have any further liability to any Underwriter with respect to the Notes except as provided in
Section 5(i) and Section 7.

          (b) If any Underwriter or Underwriters default on their obligations to purchase Notes hereunder and the aggregate principal amount of Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Notes, the Representatives may make arrangements satisfactory to the Depositors for the purchase of such Notes by other persons, including the non-defaulting Underwriter or Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriter or Underwriters will be obligated, in proportion to their commitments hereunder, to purchase the Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Notes and arrangements satisfactory to the non-defaulting Underwriter or Underwriters and the Depositors for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Depositors, except as provided in Section 5(h) and Section 7 hereof. Nothing herein will relieve a defaulting Underwriter or Underwriters from liability for its default.

     11. No Fiduciary Duty. Each Depositor acknowledges that in connection with the offering of the Notes: (a) the Underwriters have acted at arm's length, are not agents of, and owe no fiduciary duties to, either Depositor or any other person, (b) the Underwriters owe each Depositor only those duties and obligations set forth in this Agreement and (c) the Underwriters may have interests that differ from those of either Depositor. Each Depositor waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Notes.

     This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Notes, represents the entire agreement between the Depositors and the Underwriters with respect to the preparation of the Prospectus, and the conduct of the offering, and the purchase and sale of the Notes.

     12. Notices. All notices, requests, demands, consents, waivers or other communications to or from the parties to this Agreement must be in writing and will be deemed to have been given and made:

          (a) upon delivery or, in the case of a letter mailed by registered first class mail, postage prepaid, 3 days after deposit in the mail,

          (b) in the case of a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient,

          (c) in the case of an email, when receipt is confirmed by telephone or reply email from the recipient.

     Communications to the Representatives or the Underwriters will be given to the Representatives at:

     (i)      ABN AMRO Incorporated
              Park Avenue Plaza, 55 East 52nd Street
              New York, NY 10055

     (ii)     Deutsche Bank Securities Inc.
              60 Wall Street, 19th Floor
              New York, New York 10005
              Attn: Fahir Han

              and

     (iii)    Lehman Brothers Inc.
              745 Seventh Avenue, 7th Floor
              New York, NY 10019

     Communications to the Depositors will be given to:

     c/o Ford Credit Floorplan Corporation or Ford Credit Floorplan LLC c/o Ford Motor Company
     World Headquarters
     One American Road, Suite 801-C1
     Dearborn, Michigan 48126
     Attention: Ford Credit SPE Management Office
     Telephone: (313) 594-3495
     Fax: (313) 390-4133

      With a copy to:

      Ford Motor Credit Company
      One American Road
      Suite 2411, Office 212-016
      Dearborn, Michigan 48126
      Attention: Corporate Secretary
      Telephone: (313) 323-1200

      Fax: (313) 248-7613

     13. Successors. This Agreement will inure to the benefit of and be binding upon the Underwriters and the Depositors and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligations hereunder.

     14. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     15. Submission to Jurisdiction. The parties submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for purposes of all legal proceedings arising out of or relating to this Agreement. The parties irrevocably waive, to the fullest extent they may do so, any objection that they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     16. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

     17. Severability. If any of the covenants, agreements or terms of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining covenants, agreements or terms of this Agreement and will in no way affect the validity, legality or enforceability of the remaining Agreement.

     18. Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart will be an original, and all counterparts will together constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first above written.

                                        FORD CREDIT FLOORPLAN CORPORATION


                                        By: /s/ David M. Brandi
                                            ------------------------------------
                                        Name: David M. Brandi
                                        Title: President and Assistant Treasurer


                                        FORD CREDIT FLOORPLAN LLC


                                        By: /s/ David M. Brandi
                                            ------------------------------------
                                        Name: David M. Brandi
                                        Title: President and Assistant Treasurer


ABN AMRO INCORPORATED


By: /s/ Sue Sproule
    ---------------------------------
Name: Sue Sproule
Title: Vice President


DEUTSCHE BANK SECURITIES INC.


By: /s/ Elizabeth A. Whaler
    ---------------------------------
Name: Elizabeth A. Whaler
Title: Director


By: /s/ Judith Klahn
    ---------------------------------
Name: Judith Klahn
Title: Vice President


LEHMAN BROTHERS INC.


By: /s/ Robert J. Krugel
    ---------------------------------
Name: Robert J. Krugel
Title: Managing Director

Acting on behalf of themselves and as the Representatives of the Several Underwriters

                                                                         ANNEX A

                                   TERMS ANNEX

                        FORD CREDIT FLOORPLAN CORPORATION

                            FORD CREDIT FLOORPLAN LLC

                                  (DEPOSITORS)

                                                                   June 21, 2006

REPRESENTATIVES

ABN AMRO Incorporated
Deutsche Bank Securities Inc.
Lehman Brothers Inc.

On behalf of themselves as Underwriters
and as Representatives

TERMS OF THE NOTES

Pricing Date: June 21, 2006

Time of Sale: 11:45 a.m. (EST), June 21, 2006

Closing Date: June 28, 2006

Notes:        Class A Notes
              Class B Notes

Required Ratings as of the Closing Date:

                S&P   MOODY'S   FITCH
                ---   -------   -----
Class A Notes   AAA     Aaa      AAA
Class B Notes   AAA      A1        A

PRICING INFORMATION

                                                        PURCHASE PRICE
                                                        (as a % of the
                    AGGREGATE                        aggregate principal
    NOTES       PRINCIPAL AMOUNT    INTEREST RATE          amount)         FINAL MATURITY DATE
-------------   ----------------   ---------------   -------------------   -------------------
Class A Notes    $2,124,300,000    One-month LIBOR       99.7750000%          June 17, 2013
                                       + 0.25%

Class B Notes    $  125,700,000    One-month LIBOR       99.7250000%          June 17, 2013
                                       + 0.55%

UNDERWRITERS AND ALLOTMENTS

                                                       Notes
                                  ----------------------------------------------
                                                                     Initial
                                                                    Principal
                                                                    Amount of
                                  Initial Principal Amount of        Class B
Underwriters                             Class A Notes                Notes
------------                      ---------------------------   ----------------
Lehman Brothers Inc.                     $  623,128,000           $ 41,900,000
ABN AMRO Incorporated                    $  623,128,000           $ 41,900,000
Deutsche Bank Securities Inc.            $  623,128,000           $ 41,900,000
Bear, Stearns & Co. Inc.                 $   63,729,000                     --
BNP Paribas Securities Corp.             $   63,729,000                     --
Calyon Securities (USA) Inc.             $   63,729,000                     --
Greenwich Capital Markets, Inc.          $   63,729,000                     --
                                         --------------           ------------
Total...........................         $2,124,300,000           $125,700,000

PARTIES

Issuer or Trust:   Ford Credit Floorplan Master Owner Trust A

Delaware Trustee:  The Bank of New York (Delaware)

Owner Trustee:     The Bank of New York

Indenture Trustee: JPMorgan Chase Bank, N.A.

DOCUMENTS
---------
Registration Statement               Registration Statement (No. 333-132560)
                                     effective as of June 2, 2006.

Indenture:                           Indenture, dated as of August 1, 2001,
                                     between the Trust and the Indenture
                                     Trustee.

Trust Agreement:                     Amended and Restated Trust Agreement, dated
                                     as of August 1, 2001, among the Depositors,
                                     the Delaware Trustee and the Owner Trustee.

Receivables Purchase Agreements:     (a) Second Amended and Restated Receivables
                                     Purchase Agreement, dated as of September
                                     1, 2005, between Ford Credit and FCF Corp
                                     (relating to the Issuer), (b) Second
                                     Amended and Restated Receivables Purchase
                                     Agreement, dated as of September 1, 2005,
                                     between Ford Credit and FCF Corp (relating
                                     to Ford Credit Floorplan Master Owner Trust
                                     B ("MOTB")) and (c) Second Amended and
                                     Restated Receivables Purchase Agreement,
                                     dated as of September 1, 2005, between Ford
                                     Credit and FCF LLC.

Transfer and Servicing Agreements:   (a) Second Amended and Restated Transfer
                                     and Servicing Agreement, dated as of
                                     September 1, 2005, among FCF Corp, the
                                     Servicer and the Trust, (b) Second Amended
                                     and Restated Transfer and Servicing
                                     Agreement, dated as of September 1, 2005,
                                     among FCF LLC, the Servicer and the Trust
                                     and (c) Second Amended and Restated
                                     Transfer and Servicing Agreement, dated as
                                     of September 1, 2005, among FCF Corp, the
                                     Servicer and MOTB.

Administration Agreement:            Amended and Restated Administration
                                     Agreement, dated as of December 19, 2002,
                                     among Ford Credit, the Trust and the
                                     Indenture Trustee.

Indemnification Agreement:           Indemnification Agreement, dated the
                                     Pricing Date, among Ford Credit and the
                                     Underwriters.

Address for Notice to Representatives:

     (i)     ABN AMRO Incorporated
             Park Avenue Plaza, 55 East 52nd Street
             New York, NY 10055
             Telephone: _________
             Fax: _______________

     (ii)    Deutsche Bank Securities Inc.
             60 Wall Street, 13th Floor
             New York, New York 10005

             and

     (iii)   Lehman Brothers Inc.
             745 Seventh Avenue, 7th Floor
             New York, NY 10019

SEC REGISTRATION NUMBER

Registrants:              Ford Credit Floorplan Corporation

                          Ford Credit Floorplan LLC

Registration Number:      333-132560
                          333-132560-01

TIME OF SALE INFORMATION

Preliminary Prospectus:   Preliminary Prospectus, dated June 16, 2006

TRUST FREE WRITING PROSPECTUSES

Free Writing Prospectus filed June 6, 2006 [Roadshow materials]
Free Writing Prospectus filed June 12, 2006 [Additional Roadshow materials] Free Writing Prospectus filed June 21, 2006 [Pricing Screen]